EXHIBIT 3.1

Constitution of

Innovation Beverage Group Limited

ACN 625 701 420

____________________________

Table of contents

1.	PRELIMINARY		1
	1.2	Application of the Act, Listing Rules, ASTC Settlement Rules and ACH Clearing Rules	2
	1.3	Effect of the Listing Rules	2
	1.4	Replaceable Rules not to apply	3
	1.5	Transitional	3
2.	SHARE CAPITAL		3
	2.1	Shares	3
	2.2	Variation of class rights	3
	2.3	Power to buy back ordinary shares	3
	2.4	Power to alter share capital	4
	2.5	Power to reclassify share capital	4
	2.6	Power to reduce share capital	4
	2.7	Power to pay brokerage, commission and interest on share capital	4
	2.8	Joint holders of shares	4
	2.9	Equitable and other claims	5
	2.10	Employee share schemes	5
	2.11	Restricted Securities	5
	2.12	Certificates	5
3.	CALLS, FORFEITURE, INDEMNITIES, LIEN AND SURRENDER		6
	3.1	Calls	6
	3.2	Payments in advance of calls	6
	3.3	Forfeiture of partly paid shares	6
	3.4	Indemnity for payments by the Company	7
	3.5	Lien on shares	8
	3.6	Surrender of shares	8
4.	TRANSFER AND TRANSMISSION OF SHARES		8
	4.1	Transfer of shares	8
	4.2	Power to decline registration of transfers	9
	4.3	Power to suspend registration of transfers	9
	4.4	Transmission of shares	10
5.	GENERAL MEETINGS		10
	5.1	Convening of general meetings	10
	5.2	Notice of general meetings	10
	5.3	Quorum at general meetings	11
	5.4	Chairperson of general meetings	12
	5.5	Conduct of general meetings	12
	5.6	Decisions at general meetings	12
	5.7	Voting rights	13
	5.8	Representation at general meetings	14
6.	DIRECTORS		16
	6.1	Appointment and removal of directors	16
	6.2	Vacation of office	17
	6.3	Remuneration of directors	17
	6.4	Share qualification	18
	6.5	Interested directors	18

	6.6	Disclosing and Dealing with Interests	18
	6.7	Powers and duties of directors	19
	6.8	Proceedings of directors	20
	6.9	Convening of meetings of directors	20
	6.10	Notice of meetings of directors	20
	6.11	Quorum at meetings of directors	21
	6.12	Chairperson and deputy Chairperson	21
	6.13	Decisions of directors	21
	6.14	Written resolutions	21
	6.15	Alternate directors	22
	6.16	Committees	22
	6.17	Delegation to individual directors	23
	6.18	Validity of acts	23
7.	EXECUTIVE OFFICERS		23
	7.1	Managing director	23
	7.2	Executive directors	23
	7.3	Company Secretary	23
8.	EXECUTION OF DOCUMENTS		24
	8.1	Execution of documents	24
	8.2	Company Seal	24
9.	DISTRIBUTION OF PROFITS		24
	9.1	Dividends	24
	9.2	Capitalisation of profits	25
	9.3	Ancillary powers	25
	9.4	Dividend selection plans	25
10.	WINDING UP		26
	10.1	Distribution of surplus	26
	10.2	Division of property	26
11.	MINUTES AND RECORDS		27
	11.1	Minutes to be made	27
	11.2	Minutes to be entered	27
	11.3	Minutes as evidence	27
	11.4	Inspection of records	27
12.	INDEMNITY AND INSURANCE		27
	12.1	Persons to whom rules 12.2 and 12.3 apply	27
	12.2	Indemnity	28
	12.3	Extent of Indemnity	28
	12.4	Insurance	28
	12.5	Savings	28
13.	NOTICES		29
	13.1	Notices by the Company to members	29
	13.2	Notices by the Company to directors	29
	13.3	Notices by members or directors to the Company	29
	13.4	Notices posted to addresses outside the Commonwealth	29
	13.5	Time of service	29

CONSTITUTION OF INNOVATION BEVERAGE GROUP LIMITED

(ACN 625 701 420)

1.	PRELIMINARY

In this Constitution, unless the context otherwise requires:

ACH Clearing Rules means the operating rules of Australian Clearing House Pty Limited or such equivalent rules in any other jurisdiction as may be relevant from time to time;

Act means the Corporations Act 2001 (Cth);

ASX means the Australian Stock Exchange Limited;

Business Day has the meaning given in the Listing Rules;

Certificated Holding means a share or shares for which a certificate has been issued, and not subsequently cancelled, by the Company;

Company means Innovation Beverage Group Limited (ACN 625 701 420)

Dispose has the meaning given in the Listing Rules;

Interest Rate is 15% per annum or another amount fixed by the directors, accruing daily;

Listed Company means a company that is admitted to the official list of any Securities Exchange;

Listing Rules means the listing rules of any Securities Exchange as amended or replaced from time to time, pursuant to which the Company has applied and will apply for quotation of shares or securities on a Securities Exchange;

NASDAQ means the National Association of Securities Dealers Automated Quotations;

Proper ASTC Transfer has the meaning given in Regulation 1.0.02 of the Corporations Regulations or such equivalent regulation in any other jurisdiction as may be relevant from time to time;

Related Body Corporate has the meaning given in the Corporations Act 2001; Representative means a representative of the body corporate appointed under section 250D(1) of the Corporations Act 2001 or a corresponding previous law; Restricted Securities has the meaning given in the Listing Rules;

Securities Exchange means any recognised stock exchange where securities, commodities, derivatives and other financial instruments are traded, including the ASX and NASDAQ;

Settlement Rules means the operating rules of any relevant Securities Exchange;

Transmission Event means:

(a)	where a member of the Company is an individual:

(i)	death;

(ii)	bankruptcy; or

(iii)	becoming a person who is, or the member’s estate becoming liable to be dealt with in any way under the law relating to mental health; and

(b)	where a member of the Company is a body corporate, the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member;

Uncertificated Holding means a share or shares for which a certificate has not been issued by the Company, or in respect of which any certificate issued by the Company has been cancelled without replacement.

In this Constitution, headings are for convenience only and do not affect interpretation and:

(a)	a reference to a person includes a natural person, company, corporation, body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not incorporated);

(b)	a reference to a person includes that person’s successors and legal personal representatives;

(c)	a reference to any statute, regulation, proclamation, ordinance or by law includes all statutes, regulations, proclamations, ordinances or by laws varying, consolidating or replacing them and a reference to a statute includes all regulations, proclamations, ordinances and by laws issued under that statute; and

(d)	a reference to the Listing Rules or the Settlement Rules and/or ACH Clearing Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any waiver or exemption granted to the Company from compliance with those rules.

1.2	Application of the Act, Listing Rules, Settlement Rules and ACH Clearing Rules

(a)	This Constitution is to be interpreted subject to the Act and (while the Company is a Listed Company) the Listing Rules and the Settlement Rules and/or ACH Clearing Rules to the extent that they are relevant.

(b)	While the Company is a Listed Company, the Company and the directors must comply with the obligations respectively imposed on them under the Listing Rules and the Settlement Rules and/or ACH Clearing Rules to the extent that they are relevant.

(c)	Unless the contrary intention appears, an expression in a rule that deals with a matter dealt with by a provision of the Act the Listing Rules or the Settlement Rules and/or ACH Clearing Rules has the same meaning as in that provision.

1.3	Effect of the Listing Rules

While the Company is a Listed Company, the following provisions apply:

(a)	despite anything contained in this Constitution, if the Listing Rules prohibit an act being done that act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules requires to be done;

(c)	if the Listing Rules require any act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and they contain such a provision, this Constitution is deemed not to contain that provision;

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.4	Replaceable Rules not to apply

The replaceable rules contained in the Act do not apply to the Company.

1.5	Transitional

(a)	This Constitution supersedes the constitution in force immediately before the adoption of this Constitution.

(b)	Everything done under any previous constitution of the company continues to have the same operation and effect after the adoption of this Constitution as if properly done under this Constitution.

2.	SHARE CAPITAL

2.1	Shares

(a)	Subject to this Constitution, the Act, and (while the Company is a Listed Company) the Listing Rules, the Settlement Rules and/or ACH Clearing Rules, the directors may issue, allot or grant options in respect of, or otherwise Dispose of, shares to such persons, for such price, on such conditions, at such times and with such preferred, deferred or other special rights or special restrictions, whether with regard to dividend, voting, return of capital, participation in the property of the Company on a winding up or otherwise, as the directors think fit.

(b)	In particular, the directors may differentiate between the holders of partly paid shares as to the amount of calls to be paid and the time for payment.

2.2	Variation of class rights

Unless otherwise provided by the terms of issue of a class of shares:

(a)	all or any of the rights or privileges attached to the class may be varied, whether or not the Company is being wound up, only with the consent in writing of the holders of three quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class;

(b)	the provisions of this Constitution relating to general meetings apply, so far as they can and with such changes as are necessary, to each separate meeting of the holders of the issued shares of that class; and

(c)	the rights conferred upon the holders of the shares of that class are to be taken as not having been varied by the creation or issue of further shares ranking equally with them.

2.3	Power to buy back ordinary shares

The Company may buy back ordinary shares in itself in any manner permitted by the Act.

2.4	Power to alter share capital

(a)	The Company may, by resolution, alter its share capital:

(i)	by converting all or any of its Shares into a larger or smaller number of shares than its existing shares provided that in a conversion of partly paid shares the proportion between the amount paid and the amount unpaid on each share converted is the same as it was for the share from which it was converted;

(ii)	by cancelling shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and reduce its authorised share capital by the amount of the shares so cancelled.

(b)	The board may do anything which it considers desirable to give effect to any resolution or other action authorising or effecting the alteration of the share capital of the Company or the variation or abrogation of rights attaching to any class of shares or to adjust the rights of all parties including:

(i)	rounding or disregarding any fraction of shares or any fractional entitlement; and

(ii)	determining that as between the holders of shares or other entitlements one or more of them has a preference or special advantage as regards dividend, capital, voting or otherwise.

2.5	Power to reclassify share capital

The Company may, by resolution, reclassify or convert shares from one class to another.

2.6	Power to reduce share capital

The Company may with members’ approval as required by the Act reduce its share capital.

2.7	Power to pay brokerage, commission and interest on share capital

(a)	The Company may make payments by way of brokerage or commission in the manner provided by the Act.

(b)	Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully paid shares, by the allotment of partly paid shares or by any combination of the above.

(c)	The Company may pay interest on its share capital in the manner provided by the Act.

2.8	Joint holders of shares

Where 2 or more persons are registered as the holders of a share they hold it as joint tenants and:

(a)	they and their respective legal personal representatives are liable severally as well as jointly for all payments, including calls, which ought to be made in respect of the share;

(b)	on the death of any one of them the survivor or survivors are the only person or persons the Company will recognise as having any title to the share;

(c)	any one of them may give effectual receipts for any dividend, interest or other distribution or payment in respect of the share;

(d)	except where otherwise required under the Settlement Rules and/or ACH Clearing Rules, the Company is not bound to register more than 3 persons as joint holders of the share; and

(e)	the Company is not bound to issue more than one certificate and delivery of a certificate to any one of them is sufficient delivery to all of them.

2.9	Equitable and other claims

Except as otherwise required by law or this Constitution, the Company is not:

(a)	compelled in any way to recognise a person as holding a share upon any trust, even if the Company has notice of that trust; or

(b)	compelled in any way to recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share on the part of any other person except the registered holder, even if the Company has notice of that claim or interest.

2.10	Employee share schemes

The directors may:

(a)	implement an employee share scheme in the manner permitted by the Act and the Listing Rules and otherwise on such terms as they think fit;

(b)	amend, suspend or terminate any employee share scheme implemented by them; and

(c)	give financial assistance in connection with the acquisition of securities of the Company or of a Related Body Corporate under any employee share scheme in any manner permitted by the Act.

2.11	Restricted Securities

Despite any other provisions of this Constitution:

(a)	the holder of Restricted Securities cannot Dispose of those Restricted Securities during the escrow period relating to those Restricted Securities except as permitted by the Listing Rules;

(b)	the Company must refuse to acknowledge, deal with or accept a Disposal (including registering a transfer of Restricted Securities) which is or might be in breach of the Listing Rules or any restriction agreement entered into by the Company under the Listing Rules relating to the escrow of Restricted Securities; and

(c)	during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement entered into by the Company under the Listing Rules relating to the escrow of Restricted Securities, the member holding the Restricted Securities in question ceases to be entitled to any dividend or distribution, or any voting rights in respect of those Restricted Securities.

2.12	Certificates

If it is not contrary to the Act, the Listing Rules or the Settlement Rules and/or ACH Clearing Rules, the directors may resolve:

(a)	not to issue a certificate for a share; and

(b)	to cancel a certificate for a share and not to issue a replacement certificate.

3.	CALLS, FORFEITURE, INDEMNITIES, LIEN AND SURRENDER

3.1	Calls

(a)	Subject to this Constitution and to the terms upon which any shares may be issued, the directors may make calls upon the members in respect of any money unpaid on their shares.

(b)	A call is to be taken as having been made when the resolution of the directors authorising the call was passed.

(c)	The directors may revoke a call.

(d)	The non receipt of a notice of a call by, or the accidental omission to give notice of a call to, any member does not invalidate the call.

(e)	If a sum called in respect of a share is not paid in full by the day appointed for payment of the sum, the person from whom the sum is due must pay:

(i)	interest on so much of the sum as is unpaid from time to time at the Interest Rate; and

(ii)	any costs, expenses or damages incurred by the Company in relation to the non payment or late payment of the sum.

3.2	Payments in advance of calls

(a)	The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

(b)	The directors may authorise payment by the Company of interest upon the whole or any part of an amount accepted under rule 3.2(a), until the amount becomes payable, at a rate agreed between the directors and the member paying the amount.

(c)	The directors may repay to a member all or any of the amount accepted under rule 3.2(a).

3.3	Forfeiture of partly paid shares

(a)	If a member fails to pay the whole of a call by the time appointed the directors may serve a notice on that member:

(i)	requiring payment of so much of the call as is unpaid, together with any interest that has accrued and all costs, expenses or damages that may have been incurred by the Company by reason of non payment or late payment;

(ii)	naming a further day (at least 14 days after the date of service of the notice) by which, and a place at which, the amount payable under rule 3.3(a)(i) is to be paid; and

(iii)	stating that if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited.

(b)	If the requirements of a notice served under rule 3.3(a) are not complied with, the directors may by resolution forfeit any share in respect of which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(c)	A forfeiture under rule 3.3(b) will include all dividends, interest and other money payable by the Company in respect of the forfeited share and not actually paid before the forfeiture.

(d)	Where a share has been forfeited:

(i)	notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(ii)	an entry of the forfeiture, with the date, must be made in the register of members.

(e)	Failure to give the notice or to make the entry required under rule 3.3(d) does not invalidate the forfeiture.

(f)	A forfeited share becomes the property of the Company and the directors may sell, reissue or otherwise Dispose of the share in such manner as they think fit and, in the case of reissue or other disposal, with or without any money paid on the share by any former holder being credited as paid up. However, the Company may only cancel forfeited shares in accordance with the Listing Rules.

(g)	A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay, and must immediately pay, to the Company:

(i)	all calls, instalments, interest, costs, expenses and damages owing in respect of the shares at the time of the forfeiture; and

(ii)	interest on the amount payable under rule 3.3(g)(i) from the date of the forfeiture to the date of actual payment, at the Interest Rate.

(h)	Except as otherwise provided by this Constitution or (while the Company is a Listed Company) the Listing Rules, the forfeiture of a share extinguishes all interest in, and all claims and demands against the Company in respect of, the forfeited share and all other rights incident to the share.

3.4	Indemnity for payments by the Company

If the Company becomes liable under any law to make any payment:

(a)	in respect of shares held solely or jointly by a member;

(b)	in respect of a transfer or transmission of shares by a member;

(c)	in respect of dividends, bonuses or other money due or payable or which may become due and payable to a member; or

(d)	otherwise for or on account of or in respect of a member,

then, in addition to any right or remedy that law may confer on the Company, the member or, if the member is dead, the member’s legal personal representative must (unless the directors waive this requirement):

(i)	fully indemnify the Company against that liability;

(ii)	reimburse the Company for any payment made under or as a consequence of that law immediately on demand by the Company; and

(iii)	pay interest on of the amount under rule 3.4(d)(ii) from the date the Company makes a payment until the date the Company is reimbursed in full at the Interest Rate;

3.5	Lien on shares

(a)	The Company has a first and paramount lien on:

(i)	each partly paid share for all unpaid calls and instalments due in respect of that share; and

(ii)	each share for such amounts (if any) as the Company may be called upon by law to pay (and has paid) in respect of that share.

(b)	The Company’s lien on a share extends to all dividends payable in respect of the share and to the proceeds of sale of the share.

(c)	The directors may sell any share on which the Company has a lien in such manner as they think fit where:

(i)	an amount in respect of which a lien exists under this rule 3.5 is presently payable; and

(ii)	the Company has, not less than 14 days before the date of the sale, given to the registered holder of the share a notice in writing setting out, and demanding payment of, such amount in respect of which the lien exists as is presently payable.

(d)	The directors may do all things necessary or desirable under the Settlement Rules and/or ACH Clearing Rules to protect any lien, charge or other right to which the Company may be entitled under any law or under this Constitution.

(e)	Registration by the Company of a transfer of shares on which the Company has a lien without giving to the transferee notice of its claim releases the Company’s lien in so far as it relates to sums owing by the transferor or any predecessor in title.

3.6	Surrender of shares

(a)	The directors may accept a surrender of a share by way of compromise of any claim as to whether or not that share has been validly issued or in any other case where the surrender is within the powers of the Company.

(b)	Any share so surrendered may be sold, reissued or otherwise Disposed in the same manner as a forfeited share.

4.	TRANSFER AND TRANSMISSION OF SHARES

4.1	Transfer of shares

(a)	Subject to this Constitution a member may transfer shares by:

(i)	a Proper ASTC Transfer; or

(ii)	an instrument in writing in any usual form or in any other form that the directors approve.

(b)	A transferor of shares remains the holder of the shares transferred until the transfer is:

(i)	effected in accordance with the Settlement Rules and/or ACH Clearing Rules; or

(ii)	recorded in the register of members in respect of the shares.

(c)	If permitted by the Listing Rules, the Company may charge a fee for registering a paper-based transfer in registrable form, or for effecting shunts between registers. Unless permitted by the Listing Rules, the Company must not charge a fee for the registration of a Proper ASTC Transfer.

(d)	An instrument of transfer referred to in rule 4.1(a)(ii) must:

(i)	be signed by or on behalf of both the transferor and the transferee unless the instrument of transfer relates only to fully paid shares and signature by the transferee has been dispensed with by the directors;

(ii)	if required by law to be stamped, be duly stamped;

(iii)	be left for registration at the registered office of the Company, or at such other place as the directors determine, accompanied by such evidence as the directors may require to prove the transferor’s right to the shares and to prove the right of the transferee to be registered as owner of the shares.

(e)	Subject to under rules 4.2 and 4.3, where the Company receives an instrument of transfer under rule 4.1(d), the Company must register the transferee as holder of the transferred shares.

(f)	The Company may retain any registered instrument of transfer received under rule 4.1(d).

(g)	Except in the case of fraud, the Company must return any instrument of transfer received under rule 4.1(d) which the directors decline to register to the person who deposited it with the Company.

(h)	The directors may do anything that is necessary or desirable for the Company to participate in any computerised, electronic or other system for facilitating the transfer of shares that may be owned, operated or sponsored by any Securities Exchange.

(i)	The directors may, to the extent permitted by law, waive any of this rule 4.1.

4.2	Power to decline registration of transfers

(a)	The directors may ask ACH to apply a holding lock to prevent a Proper ASTC Transfer or decline to register an instrument of transfer received under rule 4.1(d) where the transfer is not in registrable form or the refusal to register the transfer is permitted under the Listing Rules (whether or not the Company is then a Listed Company).

(b)	If the directors ask ACH to apply a holding lock or decline to register a transfer under rule 4.2(a), the Company must give the member written notice of the refusal and the precise reasons within 5 Business Days after:

(i)       the date on which the Company asked for the holding lock; or

(ii)       the date on which a transfer was lodged with the Company, but failure to do so will not invalidate the decision of the directors.

4.3	Power to suspend registration of transfers

The directors may suspend the registration of instruments of transfer received under rule 4.1(d) at such times and for such periods, not exceeding in total 30 days in any year, as they think fit.

4.4	Transmission of shares

(a)	If a member dies the only persons the Company will recognise as having any title to or benefits from the member’s shares or any benefits accruing in respect of those shares are:

(i)	their legal personal representative where the deceased was a sole holder; and

(ii)	the survivor or survivors where the deceased was a joint holder.

(b)	A person who becomes entitled to a share as a result of a Transmission Event may, upon producing such evidence as the directors may require to prove their entitlement elect:

(i)	to be registered as the holder of the share by signing and serving on the Company a notice in writing stating that election; or

(ii)	to have another person registered as the transferee of the share by effecting a transfer of the share to that other person.

(c)	The provisions of this Constitution relating to the right to transfer shares, and the registration of transfers of shares, apply, so far as they can and with such changes as are necessary, to any transfer under rule 4.4(b)(ii) as if the relevant Transmission Event had not occurred and the transfer were executed or effected by the registered holder of the share.

(d)	For the purpose of this Constitution, where 2 or more persons are jointly entitled to any share as a result of a Transmission Event they will, upon being registered as the holders of the share, be taken to hold as joint tenants and rule 2.8 will apply.

(e)	Despite rule 4.4(a), the directors may register a transfer of shares signed by a member prior to a Transmission Event even though the Company has notice of the Transmission Event.

5.	GENERAL MEETINGS

5.1	Convening of general meetings

(a)	The directors may, whenever they think fit, convene a general meeting. While the Company is a Listed Company any director may convene a general meeting.

(b)	The directors may, by notice to the Securities Exchange, postpone, cancel or change the venue for a general meeting, but a general meeting convened under section 249D of the Act may not be postponed beyond the date by which section 249D of the Act requires it to be held and may not be cancelled without the consent of the requisitioning member or members.

5.2	Notice of general meetings

(a)	Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares at least 28 days’ notice of a general meeting must be given in the manner authorised by rule 13.1 to each person who is at the date of the notice:

(i)	a member;

(ii)	a director; or

(iii)	an auditor of the Company,

and, while the Company is a Listed Company, notice must be given to the Securities Exchange in accordance with Listing Rules.

(b)	A notice of a general meeting must:

(i)	specify the place, date and time of the meeting and except as provided in the Act state the general nature of the business to be transacted at the meeting;

(ii)	contain any statement or information required by the Act;

(iii)	be accompanied by a proxy form which complies with the Act and the Listing Rules;

(iv)	specify a place and a fax number, and may specify an electronic address, for the purposes of receipt of proxy appointments.

(c)	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting or proxy form by any person entitled to receive that notice does not invalidate anything done or resolution passed at the general meeting.

(d)	A general meeting may be held at two or more venues simultaneously using any technology which gives the members as a whole a reasonable opportunity to participate.

(e)	Where notice of a general meeting has been given, the directors may by notice given to all persons entitled to be given notice of the general meeting, postpone or cancel the general meeting.

(f)	No person may without the directors’ approval move at any meeting any resolution or any amendment of a resolution unless they have given not less than 5 business days’ notice of their intention to move such resolution or amendment at such meeting by leaving a copy of the resolution or amendment at the registered office of the Company. However no such amendment may be proposed for special resolution other than to correct a typographical error.

5.3	Quorum at general meetings

(a)	No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	Three or more members present personally or separately represented by proxy representative or attorney shall be a quorum for a general meeting.

(c)	If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(i)	where the meeting was convened upon the requisition of members, the meeting must be dissolved; or

(ii)	in any other case:

(A)	the meeting stands adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

(B)	if, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

5.4	Chairperson of general meetings

(a)	The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each general meeting.

(b)	If at a general meeting:

(i)	there is no chairperson of directors;

(ii)	the chairperson of directors is not present within 15 minutes after the appointed time; or

(iii)	the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting,

then if the directors have elected a deputy chairperson of directors, the deputy chairperson must (if present within 15 minutes after the appointed time for the meeting and willing to act) preside as chairperson at the meeting. Otherwise, the members present must elect as chairperson of the meeting:

(iv)	another director who is present and willing to act; or

(v)	if there is no such director, a member who is present and willing to act.

5.5	Conduct of general meetings

(a)	The chairperson may at any time during the course of the meeting adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting.

(b)	If the chairperson exercises his or her right under rule 5.5(a), it is in the chairperson’s sole discretion to seek the approval of the members present to the adjournment.

(c)	The chairperson’s rights under rule 5.5(a) are exclusive and, unless otherwise required by the chairperson, no vote may be taken or demanded by the members present in respect of any adjournment.

(d)	No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(e)	Where a meeting is adjourned, notice of the adjourned meeting must be given to the Securities Exchange, but need not to be given to any other person.

(f)	Where a meeting is adjourned, the directors may, by notice to the Securities Exchange, postpone, cancel or change the venue of the adjourned meeting.

5.6	Decisions at general meetings

(a)	Every question submitted to a general meeting shall be decided by a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded.

(b)	A poll may be demanded by:

(i)	the chairperson;

(ii)	any three or more members having the right to vote at the meeting;

(iii)	any member or members representing not less than 5% of the total voting rights of all the members having the right to vote at the meeting; or

(iv)	a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

The demand for a poll may be withdrawn.

(c)	A demand for a poll does not prevent the continuance of a general meeting for the transaction of other business.

(d)	Unless a poll is duly demanded, a declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(e)	If a poll is duly demanded at a general meeting, it will be taken in such manner and at such time in the meeting as the chairperson of the meeting directs, and the result of the poll will be the resolution of the meeting at which the poll was demanded.

(f)	A poll cannot be demanded at a general meeting on the election of a chairperson of the meeting.

5.7	Voting rights

(a)	Subject to this Constitution and to any rights or restrictions attached to any shares or class of shares, at a general meeting:

(i)	on a show of hands, every member present has one vote; and

(ii)	on a poll, every member present has:

(A)	one vote for each fully paid share held by the member; and

(B)	a fraction of a vote for each partly paid share held by the member, equivalent to the proportion which the amount paid up (not credited) on the share bears to the total amounts paid and payable (excluding amounts credited).

(iii)	for the purposes of rule 5.7(a)(ii)(B), an amount paid on a share in advance of a call is to be taken as not having been paid on the share.

(b)	Where a person present at a general meeting represents personally or by proxy, attorney or Representative more than one member:

(i)	on a show of hands the person is entitled to one vote only;

(ii)	the person must not exercise that vote in a way which would contravene any directions in any appointing instrument; and

(iii)	if the person has been appointed as a proxy under two or more instruments that specify different ways to vote on a resolution, the person may not vote as a proxy on a show of hands; however, if the person is a member, the person may vote on a show of hands for their own shares.

(c)	A joint holder may vote at any meeting in person or by proxy, attorney or Representative as if that person was the sole holder. If more than one joint holder tenders a vote, the vote of the holder named first in the register must be accepted to the exclusion of the other or others.

(d)	The parent or guardian of an infant member may vote at any general meeting to the exclusion of the vote of the infant member upon such evidence being produced of the relationship or of the appointment of the guardian as the directors may require.

(e)	A person entitled to a share as a result of a Transmission Event may vote at any general meeting in respect of that share as if that person were the registered holder if, not less than 48 hours before the meeting, the directors have:

(i)	admitted that person’s right to vote; or

(ii)	been satisfied of that person’s right to be registered as the holder of, or to transfer, the share under rule 4.1(c).

(f)	Where a member holds any share upon which any call or other sum of money payable to the Company has not been duly paid:

(i)	that member may only be present at a general meeting and vote if they hold other shares upon which no money is then due and payable; and

(ii)	upon a poll, that member may only vote in respect of shares upon which no money is then due and payable.

(g)	A member may not vote on a resolution if the Listing Rules or the Act provide:

(h)	a vote on the resolution by the member must be disregarded for the purposes of the Listing Rules,

(i)	An objection to the qualification of a person to vote at a general meeting must be referred to the chairperson of the meeting, whose decision is final.

5.8	Representation at general meetings

(a)	Subject to this Constitution, each member entitled to vote at a meeting of members may vote:

(i)	in person or, where a member is a body corporate, by its Representative;

(ii)	by not more than 2 proxies; or

(iii)	by not more than 2 attorneys.

(b)	A proxy, attorney or Representative need not be a member of the Company.

(c)	Unless otherwise provided in the instrument, an instrument appointing a proxy, attorney or Representative will be taken to confer authority:

(i)	to agree to a meeting being convened by shorter notice than is required by the Act or by this Constitution;

(ii)	to speak to any proposed resolution on which the proxy, attorney or Representative may vote;

(iii)	to demand or join in demanding a poll on any resolution on which the proxy, attorney or Representative may vote;

(iv)	even though the instrument may direct the proxy, attorney or Representative how to vote on specific resolutions:

(A)	to vote on any amendment moved to the proposed resolutions;

(B)	to vote on any procedural motion; and

(C)	to act generally at the meeting.

(v)	even though the instrument may refer to a specific meeting where the meeting is rescheduled or adjourned to another time or venue, to attend and vote at the re scheduled or adjourned meeting.

(d)	Where a member appoints 2 proxies or attorneys to vote at the same general meeting and the authority of one is not conditional on the other failing to attend or vote, the following rules apply:

(i)	the appointment is of no effect and a proxy or attorney may not vote unless each proxy or attorney is appointed to represent a specified proportion of the member’s voting rights;

(ii)	on a show of hands, only the first person named in the appointing instrument, or if they are named in separate instruments, the person whose name is earlier in alphabetical sequence, may vote; and

(iii)	on a poll, each proxy or attorney may only exercise the voting rights the proxy or attorney represents.

(e)	An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney must vote as directed

(f)	An instrument appointing a proxy or attorney need not be in any particular form provided it is in writing, complies with any requirements of the Act and Listing Rules and is executed by the appointor or the appointor’s attorney.

(g)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite:

(i)	a Transmission Event occurring in relation to the appointor; or

(ii)	the revocation of the instrument or of the authority under which the instrument was executed,

if no notice in writing of the Transmission Event or revocation has been received by the Company by the time and at one of the places at which the instrument appointing the proxy or attorney is required to be deposited.

(h)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given if the transfer is not registered by the time established by the Company for determining a person’s entitlement to vote at the relevant meeting.

(i)	The appointment of a proxy or attorney is not revoked by the appointor attending in the general meeting but, if the appointor votes on any resolution, the proxy or attorney is not entitled to vote as the appointor’s proxy or attorney on the resolution.

6.	DIRECTORS

6.1	Appointment and removal of directors

(a)	The number of directors shall not be less than 3. The maximum number will be fixed by the directors from time to time.

(b)	The directors in office on the date that this Constitution was adopted by the Company continue in office but on the terms and conditions set out in this Constitution.

(c)	The Company may by resolution elect any natural person to be a director, either as an addition to the existing directors or as otherwise provided in this Constitution.

(d)	The directors may appoint any natural person to be a director, either as an addition to the existing directors or to fill a casual vacancy.

(e)	A director, other than the managing director appointed under rule 6.1(d) must retire from office at the next general meeting following his or her appointment.

(f)	An election of directors must take place each annual general meeting. Excluding any director who is required to retire at that meeting under rule 6.1(e) and the managing director:

(i)	one-third of the remaining directors (rounded down, if necessary, to the nearest whole number); and

(ii)	any other director who, if he or she does not retire, will at the conclusion of the meeting have been in office for 3 or more years and for 3 or more annual general meetings since he or she was last elected to office, must retire from office as directors at that annual general meeting.

(g)	The director or directors who must retire at an annual general meeting is the director who has, or are the directors who have, been longest in office since their last election but, as between persons who were last elected as directors on the same day, the director or directors to retire must be determined by agreement among themselves or, in the absence of agreement, by lot.

(h)	A director retiring from office under rule 6.1(e) or 6.1(f) is eligible for re- election and that director may by resolution of the Company be re-elected to that office. The retirement and re elections take effect at the conclusion of the meeting at which the retirement and re-election or election occur.

(i)	The Company may:

(i)	by resolution in accordance with section 203D of the Act remove a director from office; and

(ii)	by resolution elect another person to fill the office.

(j)	A person may only be elected to the office of a director at a general meeting if:

(i)	he or she is a director retiring under rule 6.1(e) or 6.1(f) and standing for re election;

(ii)	he or she has been nominated by the directors for election at that meeting; or

(iii)	a member intending to nominate him or her for election at that meeting has at least 30 Business Days before the meeting served on the Company a notice signed by the member and signifying the member’s intention to nominate the person for election, which is accompanied by a notice signed by the person and signifying his or her consent to the nomination.

6.2	Vacation of office

In addition to the circumstances prescribed by the Act, the office of a director becomes vacant if the director:

(a)	becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health;

(b)	becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(c)	is convicted of a felony and the directors do not within one month of that conviction resolve to confirm the director’s appointment or election (as the case may be) to the office of director;

(d)	fails to attend meetings of the directors for more than 3 consecutive months without leave of absence from the directors; or

(e)	resigns by notice in writing to the Company.

6.3	Remuneration of directors

(a)	Each director is entitled to such remuneration out of the funds of the Company as the directors determine, but the remuneration of non- executive directors may not exceed in aggregate in any year the amount fixed by the Company in a general meeting for that purpose.

(b)	The remuneration payable by the Company to a director must not include a commission on, or percentage of operating revenue.

(c)	In addition to their remuneration under rule 6.3(a), the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the Company, including attending and returning from general meetings of the Company or meetings of the directors or of committees.

(d)	If a director renders or is called upon to perform extra services in connection with the affairs of the Company, the directors may arrange for a special remuneration to be paid.

(e)	Nothing in rule 6.3(a) restricts the remuneration to which a director may be entitled as an officer of the Company or of a Related Body Corporate in a capacity other than director. The directors may:

(i)	at any time after a director dies or otherwise ceases to hold office as a director, pay to the director or a legal personal representative, spouse, relative or dependant of the director, in addition to the remuneration of that director under rule 6.3(a), a pension or lump sum payment in respect of past services rendered by that director; and

(ii)	cause the Company to enter into a contract with the director for the purpose of providing for or giving effect to such a payment.

(f)	The directors may establish or support, or assist in the establishment or support of, funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of the directors or former directors.

6.4	Share qualification

A director is not required to hold any shares in the Company but may still attend and speak at general meetings.

6.5	Interested directors

Subject to this Constitution and the Act:

(a)	no director or proposed director is disqualified by that office from:

(i)	entering into a contract, agreement or arrangement with the Company;

(ii)	becoming or remaining a director of any company in which the Company is in any way interested or which is in any way interested in the Company;

(b)	no contract, agreement or arrangement in which a director is in any way interested, entered into by or on behalf of the Company can be avoided; and

(c)	no director who:

(i)	enters into a contract, agreement or arrangement in which the director has an interest; or

(ii)	is a director of the other company with which the Company has entered into the contract, agreement or arrangement,

is liable to account to the Company for any profits or remuneration realised by that director as a result of their being interested or being a director of the other company.

6.6	Disclosing and Dealing with Interests

(a)	A director who, due to holding an office or property may have duties or interests whether directly or indirectly in conflict with their duties as director or the interests of the Company must declare at a meeting of the directors the fact and the nature, character and extent of the conflict.

(b)	The nature of a director’s interest in any contract agreement or arrangement must be declared by that director at a meeting of the directors in accordance with the Act as soon as practicable after the relevant facts have come to his or her knowledge.

(c)	A general notice that a director is a member of any specified firm, partnership, entity or corporation and is to be regarded as interested in all transactions with that firm or corporation is a sufficient declaration under this Rule as regards the director and the transactions. After giving the general notice it is not necessary for the director to give any special notice relating to any particular transaction with that firm or corporation. It is the duty of the secretary to record in the minutes any declaration made or any general notice given by a director in pursuance of this rule.

(d)	Subject to the Act, a director who has a material personal interest in a matter that is being considered at a meeting of directors must not:

(i)	be present while the matter (or a proposed resolution of that kind) is being considered at the meeting; or

(ii)       vote on the matter; unless:

(iii)	the directors who do not have a material personal interest in the matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to the affairs of the Company, and states that the directors voting for the resolution are satisfied that the interest should not disqualify the director from considering or voting on the matter; or

(iv)	ASIC has given a declaration or order in accordance with the Act, that the director may be present or vote; or

(v)	The interest does not need to be disclosed under the Act.

6.7	Powers and duties of directors

(a)	The directors are responsible for managing the business of the Company and may exercise to the exclusion of the Company in general meeting all the powers of the Company which are not required, by the Act, this Constitution or (while the Company is a Listed Company) the Listing Rules, to be exercised by the Company in general meeting.

(b)	Without limiting the generality of rule 6.7(a), the directors may exercise all the powers of the Company to borrow or otherwise raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

(c)	The directors may determine how cheques, promissory notes, bankers drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by or on behalf of the Company.

(d)	The directors may:

(i)	appoint or employ any person to be an officer, agent or attorney of the Company for such purposes with such powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for such period and upon such conditions as they think fit;

(ii)	authorise an officer, agent or attorney to delegate all or any of the powers, discretions and duties vested in the officer, agent or attorney; and

(iii)	subject to any contract between the Company and the relevant officer, agent or attorney, remove or dismiss any officer, agent or attorney of the Company at any time, with or without cause.

(e)	The directors may exercise the voting rights conferred by shares in any body corporate held or owned by the Company in such manner as the directors think fit (including voting in favour of any resolution appointing a director as a director or other officer of that body corporate or voting for the payment of remuneration to the directors or other officers of that body corporate) and a director may, if permitted by law, vote in favour of the exercise of those voting rights notwithstanding that he or she is, or may be about to be appointed, a director or other officer of that other body corporate.

6.8	Proceedings of directors

(a)	The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	The contemporaneous linking together by telephone or other method of audio or audio visual communication of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors and all the provisions in this Constitution relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors by telephone or audio or audio visual communication.

6.9	Convening of meetings of directors

(a)	A director may, whenever the director thinks fit, convene a meeting of the directors.

(b)	A secretary must, on the requisition of a director, convene a meeting of the directors.

6.10	Notice of meetings of directors

(a)	Subject to this Constitution, notice of a meeting of directors must be given to each person who is at the time of giving the notice:

(i)	a director, other than a director on leave of absence approved by the directors; or

(ii)	an alternate director appointed under rule 6.15 by a director on leave of absence approved by the directors.

(b)	A notice of a meeting of directors:

(i)	must specify the time and place of the meeting;

(ii)	need not state the nature of the business to be transacted at the meeting;

(iii)	may be given immediately before the meeting; and

(iv)	may be given in person or by post, facsimile or electronic transmission, telephone or other method of written, audio or audio visual communication.

(c)	A director or alternate director may waive notice of any meeting of directors by notifying the Company to that effect in person or by post, facsimile or electronic transmission, telephone or other method of written, audio or audio visual communication.

(d)	The accidental non-receipt of notice of a meeting of directors by, or an inadvertent failure to give notice of a meeting of directors to, a director does not invalidate any act, matter or thing done or resolution.

(e)	Attendance by a person at a meeting of directors waives any objection that person and:

(i)       if the person is a director, their alternate director; or

(ii)       if the person is an alternate director, their appointor, may have to a failure to give notice of the meeting.

6.11	Quorum at meetings of directors

(a)	No business may be transacted at a meeting of directors unless a quorum is present at the time the business is dealt with. The quorum is 2 directors or a larger number fixed by the directors.

(b)	If there is a vacancy in the office of a director, the remaining director or directors may act but, if the number of remaining directors does not constitute a quorum, the remaining director or directors may act only in an emergency or for the purpose of increasing the number of directors to a number sufficient to constitute a quorum or of convening a general meeting of the Company.

6.12	Chairperson and deputy Chairperson

(a)	The board shall appoint a director to act as the chairperson of meetings of the directors. The chairperson will hold that office until his or her position as chairperson is terminated or otherwise vacated.

(b)	The directors may from time to time appoint a director to act as a deputy chairperson who may exercise all the power and authorities of the chairperson at any meeting of the directors from which the chairperson is absent.

(c)	The office of chairperson of directors or deputy chairperson of directors may, if the directors so resolve, be treated as an extra service or special exertion under rule 6.3(d).

(d)	The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each meeting of directors.

(e)	If at a meeting of directors:

(i)	there is no chairperson of directors;

(ii)	the chairperson of directors is not present within 15 minutes after the time appointed for the meeting; or

(iii)	the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting,

then if the directors have elected a deputy chairperson of directors, the deputy chairperson of directors must (if present within 15 minutes after the time appointed and willing to act) preside as the chairperson of the meeting, otherwise the directors present must elect one of themselves to be chairperson of the meeting.

6.13	Decisions of directors

Questions arising at a meeting of directors are to be decided by a majority of votes cast by the directors present. In an equality of votes, the chairperson of the meeting, in addition to his or her deliberative vote, has a casting vote.

6.14	Written resolutions

(a)	If all of the directors, other than:

(i)	any director on leave of absence approved by the directors;

(ii)	any director who disqualifies himself or herself from considering the issue on the grounds that he or she is not entitled at law to do so or has a conflict of interest; and

(iii)	any director who the directors reasonably believe is not entitled at law to vote on the issue in question,

assent to a document containing a statement to the effect that a thing has been done or resolution has been passed, and the directors who assent to the document would have constituted a quorum at a meeting of directors, then that thing or resolution is to be taken as having been done at or passed by a meeting of the directors, and the document functions as the minute of the meeting.

(b)	For the purposes of rule 6.14(a):

(i)	the meeting is to be taken as having been held at the time and date at which, the document was last assented to;

(ii)	2 or more separate documents in identical terms each of which is assented to by one or more directors constitute one document; and

(iii)	a director may signify assent to a document by signing the document or by notifying the Company of the director’s assent. The appointment of an alternate director may be terminated at any time by the appointor.

6.15	Alternate directors

(a)	A director may, with the approval of the directors, appoint a natural person to be the director’s alternate director. The appointer may terminate the appointment at any time. The office of an alternate director is vacated if and when the appointor vacates office as a director.

(b)	One person may act as alternate director to more than one director. An alternate director is entitled to a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.

(c)	In the absence of the appointor, an alternate director may exercise any powers that the appointor may exercise.

(d)	An appointment, or termination of appointment, of an alternate director must be in writing signed by the appointor and takes effect when the Company receives the notification.

(e)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under this Constitution. However an alternate director who attends a meeting is to be counted towards the quorum as a director for each director on whose behalf the alternate director is attending.

(f)	An alternate director may be paid such remuneration as the directors think fit, either in addition to or in reduction of the remuneration payable to the director for whom the alternate director acts as alternate.

(g)	An alternate director, while acting as a director, is responsible to the Company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.

6.16	Committees

(a)	The directors may delegate any of their powers to a committee or committees consisting of at least one director and such other directors and employees as they think fit.

(b)	A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The provisions of this Constitution applying to meetings and resolutions of directors apply, so far as they can and with such changes as are necessary, to meetings and resolutions of a committee.

(d)	Membership of a committee may, if the directors so resolve, be treated as an extra service for the purposes of rule 6.3(d).

6.17	Delegation to individual directors

(a)	The directors may delegate any of their powers to one director.

(b)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	Acceptance of such a delegation may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 6.3(d).

6.18	Validity of acts

An act done by a person acting as a director or by a meeting of directors or a committee attended by a person acting as a director is not invalidated by reason only of:

(a)	a defect in the appointment of the person as a director;

(b)	the person being disqualified to be a director or having vacated office; or

(c)	the person not being entitled to vote,

if that circumstance was not known by the person or the directors or committee (as the case may be) when the act was done.

7.	EXECUTIVE OFFICERS

7.1	Managing director

(a)	The directors may appoint one of the directors to the office of managing director.

(b)	A managing director’s appointment as managing director automatically terminates if the managing director ceases to be a director.

7.2	Executive directors

(a)	In this rule 7.2 an executive director means a director who is also an officer of the Company or of a Related Body Corporate in a capacity other than director or managing director.

(b)	An executive director may be appointed on the basis that their appointment:

(i)	as a director automatically terminates they cease to be an officer in a capacity other than director; or

(ii)	as an officer of the Company or of a Related Body Corporate in a capacity other than director automatically terminates if they cease to be a director.

7.3	Company Secretary

The directors must appoint at least one company secretary.

8.	EXECUTION OF DOCUMENTS

8.1	Execution of documents

The Company may have a common seal if so determined by the directors. If the Company does not have a common seal, the Company will execute documents in accordance with Section 127 of the Act or in accordance with procedures determined` by the directors from time to time.

8.2	Company Seal

If the Company has a seal:

(a)	The directors must provide for its safe custody.

(b)	The Seal must be used only by the authority of the directors or of a committee of the directors.

(c)	The authority to use the Seal may be given before or after the Seal is used.

(d)	Until the directors otherwise determine, every document to which the Seal is affixed must be signed by a director and countersigned by another director, a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included.

9.	DISTRIBUTION OF PROFITS

9.1	Dividends

(a)	The directors may declare and pay such interim and final dividends as, in their judgment, the financial position of the Company justifies and may fix the time for payment.

(b)	The directors may pay any dividend required to be paid under the terms of issue of a share.

(c)	Subject to any rights or restrictions attached to any shares or class of shares:

(i)	all dividends in respect of shares must be declared and paid in proportion to the amounts paid (not credited) of the total amounts paid and payable (excluding amounts credited) on the shares; and

(ii)	interest is not payable by the Company in respect of any dividend.

(d)	The directors may fix a record date in respect of a dividend, with or without suspending the registration of transfers from that date under rule 4.3.

(e)	A dividend in respect of a share must be paid to the person who is registered, or entitled under rule 4.1(e) to be registered, as the holder:

(i)	on the record date fixed by the directors; or

(ii)	where the directors have not fixed a record date on the date the dividend is declared.

(f)	The directors when declaring a dividend may:

(i)	direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the Company or of another body corporate, either generally or to specific shareholders; and

(ii)	direct that the dividend be paid to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source or generally.

(g)	The directors may deduct from any dividend payable to a member all sums of money presently payable by the member to the Company and apply the amount deducted in or towards satisfaction of the money owing.

(h)	Where a person is entitled to a share as a result of a Transmission Event, the directors may, but are not obliged to, retain any dividends payable in respect of that share until that person becomes registered as the holder of the share or transfers it.

9.2	Capitalisation of profits

(a)	Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalise and distribute among such of the members as would be entitled to receive dividends and in the same proportions, any amount:

(i)	forming part of the undivided profits of the Company;

(ii)	representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company;

(iii)	arising from the realisation of any assets of the Company; or

(iv)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that all or any part of the capitalised amount is to be applied:

(i)	in paying up in full at a price determined by the resolution any unissued shares in or other securities of the Company; or

(ii)	in paying up any amounts unpaid on shares or other securities held by the members.

9.3	Ancillary powers

For the purpose of giving effect to any resolution for the satisfaction of a dividend in the manner set out in rule 9.1(f)(i) or by the capitalisation of any amount under rule 9.2, the directors may:

(a)	settle as they think expedient any difficulty that may arise in making the distribution or capitalisation;

(b)	fix the value for distribution of any specific assets;

(c)	pay cash or issue shares or other securities to any members in order to adjust the rights of all parties.

9.4	Dividend selection plans

The directors may:

(a)	implement a dividend selection plan on such terms as they think fit under which participants may elect:

(i)	to receive a dividend from the Company paid wholly or partly out of any particular fund or reserve or out of profits derived from any particular source; or

(ii)	to forego a dividend from the Company in place of some other form of distribution from the Company or another body corporate or a trust; and

(b)	amend, suspend or terminate any dividend selection plan implemented by them.

10.	WINDING UP

10.1	Distribution of surplus

Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares:

(a)	if the Company is wound up and the property of the Company available for distribution among the members is more than sufficient:

(i)	to pay all of the debts and liabilities of the Company; and

(ii)	the costs, charges and expenses of the winding up,

the excess must be divided among the members in proportion to the shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b)	for the purpose of calculating the excess referred to in rule 10.1(a), any amount unpaid on a share is to be treated as property of the Company;

(c)	the amount of the excess that would otherwise be distributed to the holder of a partly paid share under rule 10.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under rule 10.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the Company.

10.2	Division of property

(a)	If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(i)	divide among the members the whole or any part of the property of the Company; and

(ii)	determine how the division is to be carried out as between the members or different classes of members.

(b)	Where a division under rule 10.2(a) is otherwise than in accordance with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Act.

(c)	If any of the property to be divided under rule 10.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may within 10 days after the passing of the special resolution referred to in that rule, by notice in writing direct the liquidator to sell the person’s proportion of the securities and to account for the net proceeds and the liquidator must, if practicable, act accordingly.

(d)	Nothing in this rule 10.2 derogates from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

(e)	Rule 9.3 applies, so far as it can and with such changes as are necessary, to a division by a liquidator under rule 10.2(a) as if references in rule 9.3 to the directors and to a distribution or capitalisation were references to the liquidator and to the division under rule 10.2(a) respectively.

11.	MINUTES AND RECORDS

11.1	Minutes to be made

The directors must cause minutes to be made of:

(a)	the names of the directors present at each directors meeting;

(b)	the names of the committee members present at each meeting of a committee appointed under rule 6.16; and

(c)	the proceedings and resolutions of each general meeting, directors’ meeting and committee meeting.

11.2	Minutes to be entered

The directors must cause all minutes made under rule 11.1 to be entered in the relevant minute book of the Company within one month after the relevant meeting is held.

11.3	Minutes as evidence

Any minutes of a meeting purporting to be signed by the chairperson of the meeting or of the next succeeding meeting are (in the absence of proof to the contrary) sufficient evidence of:

(a)	the matters stated in the minutes of the meeting;

(b)	the meeting having been duly convened and held; and

(c)	the validity of all proceedings at the meeting.

11.4	Inspection of records

(a)	The directors may determine whether and to what extent, and at what time and places and under what conditions, the minute books, accounting records and other documents of the Company or any of them will be open to the inspection of members other than directors.

(b)	A member other than a director does not have the right to inspect any books, records or documents of the Company except as provided by law or authorised by the directors.

12.	INDEMNITY AND INSURANCE

12.1	Persons to whom rules 12.2 and 12.3 apply

(a)	Rules 12.2 and 12.3 apply:

(i)	to each person who is or has been an officer of the Company;

(ii)	if the directors so determine, to any auditor or former auditor of the Company or of its Related Bodies Corporate.

(b)	For the purpose of rules 12.1 and 12.3 Officer means:

(i)	a director or secretary of the Company; and

(ii)	a person who makes or participates in making decisions that affect the whole, or a substantial part of the business of the Company including the Executive Officer of the Company and a Chapter Committee member.

12.2	Indemnity

The Company must indemnify, on a full indemnity basis and to the full extent permitted by law, each person to whom this rule 12.2 applies for all losses or liabilities incurred by the person as an officer or, if the directors so determine, an auditor of the Company or of a Related Body Corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred:

(a)	in defending proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

(b)	in connection with an application, in relation to such proceedings, in which the Court grants relief to the person under the Act.

12.3	Extent of Indemnity

The indemnity in rule 12.2:

(a)	is a continuing obligation and enforceable by a person to whom rule 12.2 applies even though that person may have ceased to be an officer or auditor of the Company or of a Related Body Corporate;

(b)	applies to losses and liabilities incurred both before and after the date of adoption of that rule; and

(c)	operates only to the extent that the loss or liability is not covered by insurance.

12.4	Insurance

The Company may, to the extent permitted by law:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for any person to whom rule 12.2 applies against any liability incurred by the person as an officer or auditor of the Company or of a Related Body Corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

12.5	Savings

Nothing in rules 12.2 or 12.4:

(a)	affects any other right or remedy that a person to whom this Constitution apply may have in respect of any loss or liability referred to in those rules; or

(b)	limits the capacity of the Company to indemnify or provide insurance for any person to whom those rules do not apply.

13.	NOTICES

13.1	Notices by the Company to members

(a)	A notice may be given by the Company to a member by serving it personally at, or by sending it by post in a prepaid envelope to, the member’s address as shown in the register of members or such other address, or by facsimile transmission or electronically to such facsimile number or electronic address, as the member has supplied to the Company for the giving of notices;

(b)	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

(c)	A notice may be given by the Company to a person entitled to a share as a result of a Transmission Event by serving it or sending at or to such address or facsimile number supplied to the Company for the giving of notices to that person, or if no address or facsimile number has been supplied, at or to the address or facsimile number to which the notice might have been sent if the relevant Transmission Event had not occurred.

(d)	A notice given to a member in accordance with rules 13.1(a) or 13.1(b) is, despite the occurrence of a Transmission Event and whether or not the Company has notice of that occurrence sufficient service on any person entitled to the shares as a result of the Transmission Event.

(e)	A notice given to a person who is entitled to a share as a result of a Transmission Event is sufficient service on the member in whose name the share is registered.

(f)	A certificate signed by a director or secretary of the Company to the effect that a notice has been given in accordance with this Constitution is conclusive evidence of that fact.

13.2	Notices by the Company to directors

Subject to this Constitution, a notice may be given by the Company to any director or alternate director either by serving it personally at, or by sending it by post in a prepaid envelope to, the director’s or alternate director’s usual residential or business address, or such other address, or by facsimile or electronic transmission to such facsimile number or electronic address, as the director or alternate director has supplied to the Company for the giving of notices.

13.3	Notices by members or directors to the Company

Subject to this Constitution, a notice may be given by a member, director or alternate director to the Company by serving it on the Company at, or by sending it by post in a prepaid envelope to, the registered office of the Company or facsimile transmission to the principal facsimile number at the registered office of the Company.

13.4	Notices posted to addresses outside the Commonwealth

A notice sent by post to an address outside the Commonwealth of Australia and its external territories must be sent by airmail or facsimile transmission.

13.5	Time of service

(a)	Where a notice is sent by post and service is taken to be effected on the Business Day after the date of its posting.

(b)	Where a notice is sent by facsimile transmission or other electronic means, that notice is treated as duly given, if the correct facsimile number appears on a complete facsimile transmission report generated by the sender’s facsimile machine or, if sent by electronic means if the sender’s computer shows the notice as having been sent to the correct electronic address, and is treated as duly given and received (whether it is in fact received or not) on the day of transmission of the notice if a Business Day, otherwise on the next Business Day.